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                                                                    EXHIBIT 10.2


                             FOURTH AMENDMENT TO THE
                            PER-SE TECHNOLOGIES, INC.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN

         THIS FOURTH AMENDMENT is made as of June 30, 2002, by PER-SE TECHNOLOGIES, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").

                                   WITNESSETH:

         WHEREAS, the Primary Sponsor last amended and restated the Per-Se Technologies, Inc. Employees' Retirement Savings Plan (the "Plan") by indenture dated January 20, 2000;

         WHEREAS, PST Services, Inc. and IIH, LLC, affiliates of the Primary Sponsor, maintained the PST Services, Inc. Service Employees' Profit Sharing Plan and the Impact Innovations Holdings, Inc. 401(k) Retirement Savings Plan and the Rapid Systems Solutions, Inc. 401(k) Savings and Profit Sharing Plan (all three plans collectively referred to as the "Affiliate Plans");

         WHEREAS, the Affiliate Plans have been terminated and participants have been notified of their right to elect to receive a distribution of their accounts in the Affiliate Plans;

         WHEREAS, some of the participants in the Affiliate Plans have not elected to receive a distribution of their accounts in the Affiliate Plans; and

         WHEREAS, the Primary Sponsor desires to amend the Plan to reflect the merger of the account balances remaining in the Affiliate Plans into the Plan.

         NOW, THEREFORE, the Primary Sponsor does hereby amend the Plan, effective as of June 30, 2002, as follows:

         1.       By adding the following Subsection (f) to Section 1.1:

                  "(f)     `Affiliate Plans Merger Account' which shall reflect
         a Member's interest in amounts transferred to the Plan from the PST Services, Inc. Service Employees' Profit Sharing Plan, the Impact Innovations Holdings, Inc. 401(k) Retirement Savings Plan and the Rapid Systems Solutions, Inc. 401(k) Savings and Profit Sharing Plan."

         2. By deleting the existing Subsection (a) and substituting therefor the following:

                  "(a)     his Employee Deferral Account, Rollover Account,
         Prior Company Account and, to the extent applicable, his Affiliate Plans Merger Account, which shall be fully vested and nonforfeitable at all times; and"

         3.       By adding the following new Section 10.7 to the Plan:


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         "10.7 Distribution of Affiliate Plans Merger Accounts. Payment of
amounts attributable to a Participants' Affiliate Plans Merger Account shall be payable as soon as administratively feasible following such Participant's notification of the Plan Administrator of his election to receive payment of that portion of his Account. Payment pursuant to this Section 10.7 shall be made in accordance with Section 9.2 hereof."

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Fourth Amendment.

         IN WITNESS WHEREOF, the Primary Sponsor has caused this Fourth Amendment to be executed on the day and year first above written.

                                          PER-SE TECHNOLOGIES, INC.


                                          By: /s/ PHILIP M. PEAD
                                              ------------------------
                                              Philip M. Pead
                                              President and
                                              Chief Executive Officer
[CORPORATE SEAL]

ATTEST:


By: /s/ PAUL J. QUINER
    ----------------------
    Paul J. Quiner
    Corporate Secretary


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